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NORTHERN TRUST COMPANY, PLAN TRUSTEE
50 SOUTH LASALLE STREET
CHICAGO, IL 60675

                            CONFIDENTIAL INSTRUCTIONS
                                       FOR
    EXCHANGE OFFER FOR OUTSTANDING SHARES OF DIME BANCORP, INC. COMMON STOCK HELD IN THE NORTH AMERICAN MORTGAGE COMPANY RETIREMENT AND 401(K) SAVINGS PLAN

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, APRIL 14, 2000, UNLESS THE OFFER IS EXTENDED.
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                             TO PARTICIPANTS IN THE
       NORTH AMERICAN MORTGAGE COMPANY RETIREMENT AND 401(K) SAVINGS PLAN


     Enclosed is a copy of the Prospectus, dated March 14, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto, constitute the "Offer"), relating to the offer by North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), to exchange 0.9302 shares of North Fork common stock, par value $0.01 per share, and $2.00 net to the seller in cash for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Dime Shares"), of Dime Bancorp, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Dime Shares held by us for your account under the North American Mortgage Company Retirement and 401(k) Savings Plan (the "401(k) Plan"). You should read the Offer materials carefully before completing the enclosed Instruction Card for the Dime Shares allocated to your account under the 401(k) Plan.

INSTRUCTIONS TO THE TRUSTEE

     Northern Trust Company, as trustee of the 401(k) Plan (the "Trustee"), holds Dime Shares for the benefit of 401(k) Plan participants. Only the Trustee can tender the Dime Shares held by the 401(k) Plan. However, under the terms of the 401(k) Plan, you may instruct the Trustee how to tender the Dime Shares allocated to your 401(k) Plan account in the Offer. The enclosed Instruction Card is designed to permit you to instruct the Trustee on how to tender the Dime Shares allocated to your 401(k) Plan account in the Offer.

     You may instruct the Trustee to tender all or a portion of the Dime Shares allocated to your 401(k) Plan account. You may also instruct the Trustee not to tender any of the Dime Shares allocated to your 401(k) Plan account.

     Please note that a tender of Dime Shares allocated to your 401(k) Plan account can be made only by the Trustee as the holder of record. Do not complete the enclosed Letter of Transmittal; it is furnished to you for your information only and cannot be used by you to tender Dime Shares allocated to your 401(k) Plan account. If you wish to direct the Trustee concerning the tender of the 401(k) Dime Shares allocated to your Savings Plan account, you must complete and return the enclosed Instruction Card.

     The Trustee makes no recommendation as to whether to direct the tender of Dime Shares or whether to refrain from directing the tender of Dime Shares. You must make your own decision on these matters.

TENDER DEADLINE

     In order to ensure that your instructions to the Trustee will be followed, you must complete, sign and date the enclosed Instruction Card so that it can be received by Northern Trust Company NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY APRIL 14, 2000, unless the Offer is extended. Please return the Instruction Card in the enclosed envelope. Do not send the Instruction Card to Dime Bancorp, Inc.

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WITHDRAWAL RIGHTS

     Except as otherwise provided in the following sentence and the Offer, your direction will be deemed irrevocable. Your direction may be withdrawn at any time on or prior to 5:00 P.M. New York City time, Friday April 14, 2000 (or such later date as may apply in the case the Offer is extended). In order to revoke your direction to tender Dime Shares, you must submit a new Instruction Card which may be obtained by contacting the Trustee. Your new Instruction Card must include your name, address and Social Security number. Upon receipt of a new, completed and signed Instruction Card, your previous direction will be deemed canceled. You may re-tender any Dime Shares allocated to your 401(k) Plan account by obtaining an additional Instruction Card from the Trustee and repeating the previous instructions for directing the tender as set forth in this letter. The Instruction Card with the latest date received by 12:00 Midnight, New York City time, Friday April 14, 2000 shall be deemed to revoke all prior Instruction Cards.

CONFIDENTIALITY

     YOUR INSTRUCTIONS ARE COMPLETELY CONFIDENTIAL. Under no circumstances will the Trustee, or any of its agents, disclose to Dime Bancorp, Inc. or any other party whether or not you tender the Dime Shares allocated to your 401(k) Savings Plan account in the Offer.

                                      Sincerely,

                                      Northern Trust Company

                                        2
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                                INSTRUCTION CARD

RE: NORTH AMERICAN MORTGAGE COMPANY RETIREMENT AND SAVINGS PLAN
    (THE "401(K) PLAN")

To Northern Trust Company:

     I am a participant in the above 401(k) Plan and, as such, I received a copy of the Prospectus, dated March 14, 2000 (the "Prospectus") and the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto constitute the "Offer") relating to the offer by North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), to exchange
0.9302 shares of North Fork common stock, par value $0.01 per share, and $2.00 net to the seller in cash for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Dime Shares"), of Dime Bancorp, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer.

     I hereby direct you to:

     [ ]   Tender all Dime Shares held in my account.
     [ ]   Tender        (insert number) of Dime Shares only.
     [ ]   Do not tender any Dime Shares.


                                                ------------------------------
                                                  (Signature of Participant)



                                                ------------------------------
                                                  (Signature of Participant)



                                                ------------------------------
                                                  (Date)


                                                  If shares are held in joint
                                                  names, each co-owner must
                                                  sign.